UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material Pursuant to §240.14a-12

SCOTIA INSTITUTIONAL FUNDS
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Scotia Institutional Funds

1055 West Lakes Drive, Suite 301

Berwyn, PA 19312

March 3, 2014

URGENT: WE NEED YOUR HELP

Dear Shareholder,

We need your help. Recently we sent to you proxy materials for the upcoming Special Meeting of Shareholders of the Dynamic U.S. Growth Fund, a series of Scotia Institutional Funds. Our records indicate that you have not yet cast your important vote. Please help your Fund by taking a couple of minutes now to submit your proxy voting instructions for the March 14, 2014 Special Meeting.

Please help us to avoid further delays in the business of the Fund – cast your proxy vote today. The Board of Trustees has carefully considered the proposal, believe the proposal to be in the best interests of shareholders, and unanimously recommend that you vote FOR each of the proposal.

Thank you in advance for your assistance with this important matter.

Sincerely,

/s/ David C Lebisky

David Lebisky

President and Secretary

P.S. - More information regarding this Special Meeting of Shareholders and the proposals can be found in the proxy statement. If you would like another copy of the proxy statement or have any proxy-related questions, please call 1-800-581-5238 for assistance. Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

Here are three convenient methods for submitting your proxy vote.

1.	Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card.
2.	Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.
3.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided. If convenient for you, please utilize one of the first two options above to insure that your response is received in time for the Special Meeting on March 14th.

OBO

Shareholder Services

Shareholder Name Address 1 Address 2 Address 3

IMPORTANT NOTICE

Re: Dynamic U.S. Growth Fund

Dear Shareholder:

We have been trying to get in touch with you regarding a very important matter pertaining to your investment in Dynamic U.S. Growth Fund (a series of Scotia Institutional Funds). This matter pertains to an important operating initiative for the Fund which requires your response.

It is very important that we speak to you regarding this matter. The call will only take a few moments of your time and there is no confidential information required.

Please contact us toll-free at 1-800-581-5238 extension 8114 between 9:00 a.m. and 10:00 p.m. Eastern time Monday through Friday. At the time of the call please reference the number listed below.

Thank you.

Sincerely,

Frederick M. Bonnell
Managing Director, Shareholder Services

ID NUMBER:    1234567

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